DIVIDEND REINVESTMENT AND
                      SHARE PURCHASE PLAN OF
                      GB&T BANCSHARES, INC.

     The purpose of this Dividend Reinvestment and Share Purchase Plan ("Plan") of GB&T Bancshares, Inc. (the "Company") is to provide the holders of record of the common stock, $5.00 par value (the "Common Stock") of the Company, and its successors and assigns, with a simple and convenient method of investing cash dividends and voluntary cash contributions in shares of the Common Stock of the Company without payment of any brokerage commission. The shares of Common Stock purchased pursuant to the Plan (the "Participating Stock") will be authorized but unissued shares obtained from the Company, shares obtained in privately negotiated transactions, or shares purchased on the open market by Reliance Trust Company in its capacity as Administrator of the Plan, or any successor administrator (for purposes of the Plan, references to "Administrator" will refer to Reliance Trust Company or any successor Administrator). The terms and conditions of the Plan are set forth as follows:

     1. ELIGIBILITY. All holders of record of Common Stock are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, arrange for the holder of record to participate on their behalf.


     2. ENROLLMENT. Any holder of record of Common Stock may elect to become a participant in the Plan ("Participant") by returning to the Administrator a properly completed authorization care (the "Enrollment Card") in the form to be provided. The completed Enrollment Card appoints the Administrator as agent for the Participant and:

     (i) authorizes the Company to pay to the Administrator for the Participant's account all cash dividends payable on the Common Stock which the Participant has enrolled in the Plan;

     (ii) authorizes the Administrator, as agent, to retain for credit to the Participant's account any cash dividends and any Common Stock that are distributed as a non-cash dividend or otherwise on the Participating Stock and credited to the Participant's account, and to distribute to the Participant any other non-cash dividend paid on such Participating Stock;

     (iii) authorizes the Administrator, as agent, to apply such cash dividends to the purchase of share of Common Stock in accordance with the terms and conditions of the Plan; and

     (iv) authorizes the Administrator, as agent, to apply voluntary cash contributions to the purchase of Participating Stock.

     The Enrollment Card provides for the purchase of Participating Stock through the following investment options:

     (i) FULL DIVIDEND REINVESTMENT directs the Agent to invest in accordance with the Plan all cash dividends on all shares of Common Stock then or subsequently registered in a Participant's name; or

     (ii) PARTIAL DIVIDEND REINVESTMENT directs the Agent to invest in accordance with the Plan the cash dividends on all of the shares held in the Participant's name that are designated on the Enrollment Card; or

     (iii) if participating in dividend reinvestment, voluntary cash contributions, with a minimum contribution of $25 and a maximum contribution of $2,500 per calendar quarter, which directs the Administrator to invest such contributions in Common Stock in accordance with the Plan.

     Participants may change their investment options under the Plan at any time by completing a new Enrollment Card and returning it to the Administrator.

     3. ACCOUNT OF PARTICIPANT. After receipt of the properly completed Enrollment Card, the Administrator will open an account under the Plan as agent for the Participant and will credit to such account:

     (i) all cash dividends received by the Administrator from the Company on shares of Common Stock registered in the Participant's name and enrolled in the Plan by the Participant and voluntary cash contributions received from the Participant, commencing with the first such dividends paid or contributions received by the Administrator after receipt of the Enrollment Card, provided the Enrollment Card is received by the Administrator at least one business day prior to the record date of the dividend;

     (ii) all full or fractional Participating Stock purchased for the Participant's account;

     (iii) all cash dividends received by the Administrator on any full or fractional Participating Stock credited to the Participant's account;

     (iv) any shares of Common Stock distributed by the Company as a dividend or otherwise on Participating Stock credited to the Participant's account;

     (v) any Participating Stock transferred by the Participant pursuant to Paragraph 10 of the Plan; and

     (vi) all voluntary cash contributions received by the Administrator.

     4. REINVESTMENT OF DIVIDENDS AND INVESTMENT OF VOLUNTARY CASH CONTRIBUTIONS. Cash dividends and voluntary cash contributions credited to a Participant's account will be commingled with the cash dividends and voluntary cash contributions credited to all accounts under the Plan. Such dividends and cash contributions will be applied to the purchase of Participating Stock, if pursuant to open market purchases, at a price equal to the average price of all shares of Common Stock purchases in the open market for Plan Participants with respect to a particular dividend payment date with the aggregate funds used for such purchases and, if pursuant to authorized but unissued shares or treasury stock obtained from the Company, or in negotiated transactions, at the average of the high and low sales price of the Common Stock on The Nasdaq Stock Market, or any exchange, on which the Common Stock is then traded, on the date when such shares are acquired from the Company (or, if no trade occurred on an exchange or The Nasdaq Stock Market on that date, on the next preceding day when a trade of the Common Stock occurred). *

     Purchases with reinvested dividends and voluntary cash contributions received by the Administrator within one business day of the record date for any dividend will be made once per quarter, commencing on the next dividend payment date or the following business day if the dividend payment date is not a business day, and being completed as soon thereafter as practicable. A Participant's account will be credited with fractional shares computed to three decimal places. The Administrator will make every reasonable effort to reinvest all dividends and invest cash contributions promptly on or after each dividend payment date except where, in the opinion of the Administrator or the Company's legal counsel, such investments are restricted by an applicable state or federal securities law. In any event, all cash dividends paid to the Administrator for the benefit of Participants will be invested within 30 days of each dividend payment date by the Administrator. Voluntary cash contributions received more than 30 days before a dividend reinvestment date will be returned to the Participant. All dividends and cash contributions will be held pending investment in a non-interest bearing account maintained by the Administrator. Any amount received as a voluntary cash contribution will be returned by mail to the Participant if the Administrator receives a written notice requesting such return at least 48 hours prior to the next dividend reinvestment date following the Administrator's receipt of the cash contribution.

     5. REPORTS. The Administrator will promptly mail to each Participant a statement confirming each purchase of Participating Stock made for his or her account, which will be based on the amount of dividends reinvested, the amount of cash contributions made, and the purchase price for the Common Stock. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All brokerage commissions or service charges for purchases made under the Plan and all other costs of administration of the Plan will be paid by the Company.

     6. NO CERTIFICATES. The Administrator may hold the Participating Stock of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Participating Stock except upon written request or upon termination of the account. A Participant may request certificates for any full shares credited to his or her account at any time. No certificates will be delivered for fractional shares. If a Participant requests certificates but does not terminate the shares participating in the Plan, dividends on such shares will continue to be reinvested in accordance with the Plan.


_____________________________
*If the stock is not then registered on an exchange, the price for authorized but unissued stock obtained from the Company will be determined by the average price of all sales handled by the Company's designated market makers for the preceding calendar quarter.

     7. REGISTRATION ACCOUNT. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participant. Certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Participating Stock.

     8. TAXES. The Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan and such information will be provided to the Participant by a duplicate of that form or in a final statement of the account for each calendar year. With respect to foreign Participants whose dividends are subject to United States income tax withholding and with respect to Participants subject to the backup withholding requirements, the Administrator will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld from the dividends prior to reinvestment.

     9. PROXY SOLICITATION; VOTING OF COMMON STOCK. The Administrator will promptly forward any proxy solicitation materials to the Participant. The Administrator will vote any Participating Stock that it holds for the participant's account in accordance with the Participant's directions. If a Participant returns a signed proxy to the Administrator without directing how such shares are to be voted, the Administrator will vote such shares on any proposal in accordance with the Company recommendations.

     10. TRANSFERS OF PARTICIPATING STOCK TO ADMINISTRATOR. The Participant may transfer any Participating Stock held of record in his or her name to the Administrator or the Administrator's nominee and such shares will be held by the Administrator for the Participant's account as Participating Stock subject to the terms and conditions of this Agreement.

     11. TERMINATION OF PLAN ACCOUNT OR WITHDRAWAL OF SHARES. A Participant may terminate his or her account or withdraw some of the shares credited to the Plan account at any time by giving a written notice of termination or withdrawal of shares to the Administrator. Any such notice of termination or withdrawal of shares received by the Administrator less than ten business days prior to a dividend record date will not become effective until dividends paid in relation to such record date have been invested. When a Participant terminates his participation in the Plan or upon termination of the Plan by the Company, certificates for full shares of Common Stock credited to a Participants account under the Plan will be issued and a cash payment will be made for any fraction of a share. Upon request, the Administrator will sell full shares of Common Stock of a Participant and pay the proceeds of such sale to the Participant after deducting a nominal service fee and brokerage fees, if any.
The sale will generally be made by the Administrator for the Participant's account in the open market within five business days after receipt of the request. Any fractional interests in shares may be aggregated and sold with those of other terminating Participants, less applicable service fees and brokerage commissions, if any. The proceeds to each Participant will be the average sales price of all shares so aggregated and sold.

     If the request to terminate or withdraw shares is not received at least five business days prior to the record date for a dividend payment, any amount paid on the payment date will be reinvested for the Participant's account. The termination or withdrawal request will be processed as soon after the dividend payment date as practicable.

     So long as dividends on shares held in the Plan account are reinvested, the Participant may also make voluntary cash contributions.

     12. NOTICES TO PARTICIPANTS. The Participant shall notify the Administrator promptly in writing of any change of address. Notices or statements from the Administrator to the Participant may be given or made by letter addressed to the Participant at his last address of record with the Administrator and any such notice or statement shall be deemed given or made when received by the Participant or two days after mailing, whichever occurs earlier.

     13. EXPENSES OF ADMINISTRATOR. In addition to any payments made by the Company to the Administrator to administer the Plan, the Company will either pay directly or reimburse the Administrator for the reasonable costs of printing and distributing Plan literature to record holders of Common Stock, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements, and other notices to Participants, and reasonable clerical expenses associated therewith.

     14. DUTIES AND RESPONSIBILITIES. Neither the Company, the Administrator, nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company, the Administrator or its nominee or for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Administrator; (ii) with respect to the prices at which Participating Stock are either purchased or sold for the Participant's account or the time of or terms on which such purchases or sales are made; or (iii) the market value or fluctuations in market value after purchase of Participating Stock credited to the Participant's account. The Company further agrees to indemnify and hold harmless the Administrator, and its nominee(s) from all taxes, charges, expenses, assessments, claims, and liabilities, and any costs incident thereto, arising under federal or state law from the Company acts or omissions to act in connection with this Plan; provided that neither the Administrator nor its nominees may be indemnified against any liability for claims arising out of the Administrator's or its nominee's own willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Plan.
     15. RIGHTS OFFERING. If a Participant is entitled to participate in a rights offering, his or her entitlement will be based upon the Participant's total holdings, including the shares of Common Stock credited to him or her under the Plan. Rights certificates will, however, only be issued for whole shares.

     16. AMENDMENT AND TERMINATION OF THE PLAN. Notwithstanding any other provision of the Plan, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such amendments, termination, suspensions or modifications, but any such amendments, termination, suspensions or modifications shall be effective upon adoption, even prior to the time a Participant is deemed to have received notice.

     17. INTERPRETATION. The Company has the authority to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. Any such interpretation or regulation will be final.

     18. ROLE OF ADMINISTRATOR. It is under stood that all purchases or sales of Participating Stock pursuant to the Plan will be made by the Administrator as the independent agent of the Participant, and the Administrator shall have the sole authority or power to direct the time and price at which securities may be purchased or sold pursuant to the Plan or the amount of securities to be purchased or sold.

     19. GOVERNING LAW. The Enrollment Card provided for herein is made by this reference a part of this Plan, and the Plan and the accounts of Participants maintained by the Administrator under this Plan shall be governed by and construed in accordance with the internal laws of the State of Georgia.

     20. LIMITATION OF ACCOUNT REGISTRATIONS. The Company reserves the right to limit or combine account registrations with identical tax payer identifications. In addition, the Company reserves the right to terminate or deny enrollment of any shareholder who participates in a manner abusive of the purpose and intent of the Plan as determined by the Company or in a manner deemed by the Company not to be in the best interests of shareholders generally.

     As approved by the Board of Directors of GB&T Bancshares, Inc. on this 10th day of August, 1998.

                                   GB&T BANCSHARES, INC.



                                  By: /s/ Richard A. Hunt, Jr.
                                   Richard A. Hunt, Jr.
                                   President

                      GB&T BANCSHARES, INC.


        AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT PLAN


     I hereby elect to participate in the Dividend Reinvestment Plan of GB&T Bancshares, Inc. in accordance with the provisions as outlined in the Plan prospectus. By checking the box below, I authorize the Plan Administrator of GB&T Bancshares, Inc. to reinvest dividends earned on shares of Common Stock registered in my name as follows: (Please check one)

 / /  FULL DIVIDEND INVESTMENT                     / /  PARTIAL DIVIDEND REINVESTMENT
      I wish to reinvest dividends on all shares        I wish to have dividends reinvested on
      registered in my name.                            ________(please fill in number) shares
                                                        registered in my name.


              / /    VOLUNTARY CASH CONTRIBUTION
                       I wish to invest $_____________(a minimum of $25 and a maximum of $2,500 for any particular quarter) in Company Common Stock.  I understand that I must participate in dividend reinvestment to make voluntary cash payments.

     Under each of the Dividend Reinvestment Options above, participants may make voluntary cash payments subject to a $25 minimum and a $2,500 maximum contribution per quarter.

     Please return this card as soon as possible ONLY if you wish to participate in the Dividend Reinvestment and Share Purchase
Plan. If you do not return this card you will continue to receive your dividend check as you have in the past.


__________________________________          _________________________________
Date                                           Signature




                                           __________________________________
                                               Signature

                 Return this Enrollment Card to:
                         Reliance Trust Company
                         Attn: Dividend Reinvestment Department
                         P. O. Box 47770
                         Atlanta, GA 30362-1770

                      GB&T BANCSHARES, INC.
ENROLLMENT CARD FOR DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

     I hereby elect to participate in the Dividend Reinvestment and Share Purchase Plan of GB&T Bancshares, Inc. (the "Plan") in accordance with the provisions as outlined in the Prospectus. By checking the box below, I authorize the administrator of the Plan to reinvest cash dividends earned on shares of common stock registered in my name as follows (please check one):

           / /    FULL DIVIDEND      / /  PARTIAL DIVIDEND
                  REINVESTMENT            REINVESTMENT
                  I wish to               I wish to have
                  reinvest cash           cash dividends
                  dividends on all        reinvested on
                  shares registered       _______ (please
                  in my name.             fill in number)
                                          shares registered
                                          in my name.

           / /    OPTIONAL CASH PAYMENT
                  I wish to invest $________ (a minimum of $25 and a maximum of $2,500 for any particular calendar quarter) in GB&T
                  Bancshares, Inc.'s Common Stock.  I
                  understand that I must participate in
                  dividend reinvestment to make optional
                  cash payments.


     Under each of the options above, Plan Participants may make optional cash payments subject to a $25 minimum and a $2,500 maximum contribution per quarter.

     Please return this card as soon as possible ONLY if you wish to participate in the Dividend Reinvestment and Share Purchase
Plan. If you do not return this card you will continue to receive your cash dividend check as you have in the past.

_________________________          ______________________________
Date                               Signature


                                   ______________________________
                                   Signature

                    Return this Enrollment Card to:
                    Reliance Trust Company
                    Attention:   GB&T Bancshares, Inc.
                                 Dividend Reinvestment and Share Purchase Plan
                    Shareholder Relations Division
                    P.O. Box 48449
                    Atlanta, Georgia  30340-4099